Exhibit 99.1

FOR IMMEDIATE RELEASE
December 6, 2004

Liberty Media International, Inc. Repurchases
Shares From Comcast Corporation

ENGLEWOOD, Colorado — Liberty Media International, Inc. (NASDAQ: LBTYA, LBTYB) (LMI) announced today that it has repurchased 3.0 million shares of its Series A common stock from Comcast Corporation for approximately $128 million in cash.

When LMI was spun-off from Liberty Media Corporation (NYSE: L, LMC.B), Comcast received approximately 10.9 million shares of LMI common stock. Approximately 5.0 million of these shares are subject to a ten-year variable forward agreement. Accordingly, as a result of this transaction, Comcast continues to hold approximately 2.9 million shares of LMI common stock.

Liberty Media International, Inc. (NASDAQ: LBTYA, LBTYB) owns interests in broadband distribution and content companies operating outside the U.S., principally in Europe, Asia, and Latin America. Through its subsidiaries and affiliates, LMI is the largest cable television operator outside the United States in terms of video subscribers. LMI’s businesses include UnitedGlobalCom, Inc., Jupiter Telecommunications Co., Ltd., Jupiter Programming Co., Ltd., Liberty Cablevision of Puerto Rico, LLC and Pramer S.C.A.

Contact: Mike Erickson 800-783-7676